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                                                                   Exhibit 14(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Combined Prospectus and Proxy Statement and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 1 to the Registration Statement on
Form N-14 (the "Registration Statement") of our report dated March 13, 2002, relating to the financial statements and financial highlights appearing in the January 31, 2002 Annual Report to Shareholders of Liberty Ohio Tax-Exempt Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and "Independent Accountants/Auditors of the Funds" in the Statement of Additional Information of Liberty Ohio Tax-Exempt Fund dated June 1, 2002, which have also been incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 21, 2002